UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Strategic Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32223 (Commission File Number)	33-1082757 (IRS Employer Identification No.)

200 West Madison Street, Suite 1700
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
New Credit Facility
On May 27, 2015, Strategic Hotel Funding, L.L.C. (the “Borrower”), the operating partnership of Strategic Hotels & Resorts, Inc. (the “Company” or “Parent Guarantor”), entered into an Amended and Restated Senior Unsecured Credit Agreement (the “Credit Agreement”) with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as co-lead arrangers (collectively, the “Lead Arrangers”), Deutsche Bank AG New York Branch as the administrative agent (the “Administrative Agent”) and the various financial institutions as are or may become parties thereto (together with the Lead Arrangers, the “Lenders”).
The Credit Agreement provides the Borrower with a $750,000,000 senior unsecured credit facility (the “New Credit Facility”) comprised of a $450,000,000 revolving credit facility (the “Revolver”) and a $300,000,000 term loan (the “Term Loan”). The New Credit Facility contains an accordion feature (the “Accordion”), which provides the option to increase the borrowing capacity up to an additional $250,000,000 (to a maximum of $1,000,000,000), subject to the satisfaction of customary conditions as set forth in the Credit Agreement. The Accordion may be exercised in the form of additional revolving loan or term loan commitments. The New Credit Facility matures on May 27, 2020 (subject to earlier termination upon the occurrence of certain events of default) and will be used for the Borrower’s and its subsidiaries’ general corporate, limited partnership or limited liability company purposes, including ongoing working capital requirements, capital expenditures and acquisitions.
Pursuant to the Credit Agreement, the Revolver’s interest rate is based upon a leverage-based pricing grid ranging from LIBOR plus 1.65% to LIBOR plus 2.40%. The initial interest rate under the Revolver is the sum of LIBOR plus a margin of 1.65% per annum. Pursuant to the Credit Agreement, the Term Loan’s interest rate is also based upon a leverage-based pricing grid ranging from LIBOR plus 1.60% to LIBOR plus 2.35%. The initial interest rate of the Term Loan is the sum of LIBOR plus a margin of 1.60% per annum.
The New Credit Facility also includes a $60,000,000 letter of credit sub-facility. Pursuant to the Credit Agreement, the face amount of all outstanding letters of credit reduces borrowing capacity under the Revolver on a dollar-for-dollar basis.
The Borrower may prepay the New Credit Facility, in whole or in part and without penalty, subject to certain conditions set forth in the Credit Agreement. The New Credit Facility is also subject to mandatory prepayment under certain circumstances as set forth in the Credit Agreement. In addition, if the total amount outstanding under the New Credit Facility exceeds certain thresholds, the Borrower must repay such excess amount immediately and must also provide cash collateral in an amount equal to the excess to collateralize any outstanding letters of credit.

The Credit Agreement also imposes certain additional terms and conditions with respect to Qualified Unencumbered Pool Properties (as defined in the Credit Agreement), which initially include the hotels commonly known as the Fairmont Chicago, Fairmont Scottsdale Princess, Four Seasons Austin, Four Seasons Jackson Hole, Four Seasons Scottsdale Resort at Troon North, Four Seasons Silicon Valley, Marriott Lincolnshire, Ritz-Carlton Laguna Niguel and Westin St. Francis. Certain of the financial covenants in the Credit Agreement relate to the Qualified Unencumbered Pool Properties and failure to maintain a minimum of five domestic Qualified Unencumbered Pool Properties would result in an event of default under the Credit Agreement.
The Credit Agreement contains representations and warranties and affirmative, negative and financial covenants that are customary for facilities of this type. The negative covenants include, without limitation, certain limitations on the ability to: incur liens and certain indebtedness; consummate mergers, consolidations or asset sales; make certain loans, guarantees and investments; declare or pay dividends; redeem, retire or repurchase any capital stock; and engage in certain business lines. The financial covenants require the Borrower to maintain a specific level of net worth and other financial markers. The Credit Agreement also includes certain events of default customary for credit facilities of this type including, among others, the failure to make payments when due, insolvency, breaches of representations and warranties, the failure of the Parent Guarantor to maintain its status as a real estate investment trust, and the occurrence of certain reportable events under the Employee Retirement Income Security Act of 1974, as amended.
The New Credit Facility replaces the Borrower’s $300,000,000 credit facility with Deutsche Bank AG New York Branch as administrative agent and the various financial institutions and parties thereto, originally entered into pursuant to a Credit Agreement dated April 25, 2014 (the “2014 Credit Facility”). The 2014 Credit Facility was terminated on May 27, 2015.
The foregoing description of the New Credit Facility is qualified in its entirety by reference to the Credit Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015, which the Company intends to file in August 2015.
Mortgage Loan Refinancing
On May 27, 2015, SHC Half Moon Bay, LLC, a wholly owned subsidiary of the Borrower, entered into a Loan and Security Agreement (the “HMB Loan Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and lender (the “HMB Loan”). The principal amount of the HMB Loan is $115,000,000, which bears interest at a floating rate of LIBOR plus 2.40% per annum and has a five-year initial term, with two, one-year extension options available to the Company upon the satisfaction of certain financial and other conditions. The HMB Loan is secured by, among other things, a first mortgage with respect to the hotel commonly known as the Ritz-Carlton Half Moon Bay hotel.
The foregoing description of the HMB Loan is qualified in its entirety by reference to the HMB Loan Agreement, a copy of which will be attached as an exhibit to the Company’s

Quarterly Report on Form 10-Q for the quarter ending June 30, 2015, which the Company intends to file in August 2015.
Item 1.02    Termination of a Material Definitive Agreement.
As described above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report on Form 8-K (this “Current Report”), the New Credit Facility replaces the 2014 Credit Facility, which was terminated on May 27, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
A copy of the press release announcing the New Credit Facility, HMB Loan and the Prepayment (as defined below) is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.
Item 8.01    Other Events.
On May 27, 2015, the Company prepaid the cross-collateralized mortgage loans (the “Mortgage Loans”) on the Westin St. Francis and Fairmont Chicago hotels in accordance with the terms of the mortgages and promissory notes for the Mortgage Loans (the “Prepayment”). In connection with the Prepayment, the Company paid the lender a prepayment fee of $32.9 million. Prior to the Prepayment, the balance outstanding under the Mortgage Loans was approximately $303 million in the aggregate. The Mortgage Loans had an annual fixed interest rate of 6.09% and were scheduled to mature in June 2017.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press release dated May 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

June 2, 2015	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 28, 2015